UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2014
WATERSTONE FINANCIAL, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-36271 (Commission File Number)	90-1026709 (I.R.S. Employer Identification No.)

11200 W. Plank Ct, Wauwatosa, Wisconsin 53226
(Address of principal executive offices)

(414) 761-1000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01          Change in Registrant's Certifying Accountant
KPMG LLP was previously the principal accountants for Waterstone Financial, Inc. (the "Registrant"). On June 2, 2014, the firm was dismissed as the Registrant's principal accountants. The decision to dismiss KPMG LLP was approved by the Audit Committee of the Registrant.
During the years ended December 31, 2013 and 2012 and the subsequent interim period through June 2, 2014, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.
The audit reports of KPMG LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
A letter from KPMG LLP is attached as an Exhibit to this Report on Form 8-K.
On June 3, 2014, the Registrant engaged McGladrey LLP as the Registrant's new principal accountants for the year ending December 31, 2014. The engagement was approved by the Audit Committee of the Board of Directors of the Registrant. During the years ended December 31, 2013 and 2012, and the subsequent interim period prior to the engagement of McGladrey LLP, the Registrant did not consult with McGladrey LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01.                          Financial Statements and Exhibits
(d)     Exhibits:
Exhibit No.                            Description
16                                         Letter regarding change in certifying accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Waterstone Financial, Inc.
Date: June 5, 2014	/s/ William F. Bruss
Name: William F. Bruss
Title: Chief Operating Officer, General and Corporate Secretary